Exhibit 10.1

AIDH TOPCO, LLC

2019 EQUITY INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT, DEFINITIONS AND PURPOSE

1.1 Establishment. AIDH Topco, LLC, a Delaware limited liability company (the “Company”), hereby establishes the AIDH Topco, LLC 2019 Equity Incentive Plan (the “Plan”). The Plan shall become effective as of September 13, 2019.

1.2 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in that certain Amended and Restated Limited Liability Company Agreement of AIDH Topco, LLC, dated as of July 16, 2019 (as the same may be further amended, restated, modified or otherwise supplemented from time-to-time, the “LLC Agreement”).

1.3 Purpose. The Plan is intended to promote the long-term growth and profitability of the Company by providing employees, independent directors and other service providers who are or will be involved in the Company’s growth and who provide services to or for the benefit of the Company with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company. Under the Plan, the Board of Managers (or a committee appointed by the Board of Managers to administer the Plan) (the “Board”) may grant awards (each, an “Award”) of Class B Units (the “Class B Units”) to (i) employees, independent directors and/or other service providers of the Company and/or its Subsidiaries or (ii) AIDH Management Holdings, LLC (“Management Holdco”) (items (i) and (ii) collectively, “Participants”). To the extent of any grants of Class B Units by the Company to Management Holdco as a Participant (an “Underlying Award”), at the time of such grant, Management Holdco will grant Class B Units in Management Holdco (“Management Holdco Class B Units”) that correspond to Class B Units to certain employees, independent directors and/or other service providers of the Company and/or its Subsidiaries under the AIDH Management Holdings, LLC 2019 Equity Incentive Plan (the “Management Holdco Plan”).

ARTICLE II

AWARD POOL

2.1 Award Pool. Up to 8,088,877.2291 Class B Units are reserved for issuance under the Plan in accordance with the terms of the LLC Agreement. Any Class B Units that for any reason are cancelled, forfeited, or acquired by the Company (pursuant to a redemption or other right) for no consideration shall again be available for issuance under the Plan.

ARTICLE III

ADMINISTRATION

3.1 Administration. The Board shall, subject to the provisions of this Plan and the LLC Agreement, have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the Plan, including, but not limited to the full power and authority to (a) interpret the terms of the Plan, the terms of any Awards made under the Plan, and the rules and procedures established by the Board governing any such Awards, (b) determine the rights of any person under the Plan, or the meaning of requirements imposed by the terms of the Plan or an Award, or any rule or procedure established by the Board, (c) select the Participants to whom Awards will be granted under the Plan, (d) establish any vesting or other terms and conditions applicable to an Award, (e) impose such limitations, restrictions and conditions upon, or in connection with, such Awards as it shall deem appropriate, (f) adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (g) correct any defect or omission or reconcile any inconsistency in the Plan, in any Grant Agreement (as defined in Section 4.2 herein) or between the Plan, any Grant Agreement and/or the LLC Agreement and (h) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan and Awards, subject to the LLC Agreement and such limitations as may be imposed by the Code or other applicable law. Each action of the Board (including each interpretation or other determination of the Board) taken in good faith with respect to the Plan or any Awards made under the Plan shall be final, binding and conclusive on all persons, absent manifest error.

ARTICLE IV

ELIGIBILITY AND GRANT AGREEMENTS

4.1 Eligibility. Subject to the terms of the Plan and the LLC Agreement, (i) employees, independent directors and other service providers of the Company and its Subsidiaries and (ii) Management Holdco, each shall be eligible to receive Awards under the Plan.

4.2 Grant Agreement.

(a) Awards granted under the Plan shall be evidenced by a written agreement executed by the Company and the Participant (the “Grant Agreement”).

(b) Underlying Awards granted under the Plan shall be evidenced by a written agreement executed by the Company, the Participant and the recipient of Management Holdco Class B Units (the “Management Holdco Grant Agreement”).

ARTICLE V

ADJUSTMENTS

Except as otherwise expressly provided in a Grant Agreement or the LLC Agreement, in the event that the Board determines in its good faith that any sale, recapitalization, reorganization, merger, consolidation or any other transaction or event affects the Class B Units such that an adjustment is appropriate in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in the manner and to the extent that it deems appropriate, acting in good faith, adjust any or all of (i) the number of the Class B Units, other ownership interests or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be made under the Plan, (ii) the number of Class B Units, other ownership interests or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards made under the Plan, (iii) the Class B Unit Hurdle Amount or other distribution level that must be achieved prior to an Class B Unit being entitled to participate in distributions for the Company or (iv) the terms of any Class B Units that are affected by the event, in each case in a manner the Board deems appropriate, acting in good faith, to prevent such inappropriate dilution or enlargement.

ARTICLE VI

GENERAL PROVISIONS

6.1 Amendment; Termination. The Board may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that such modification, amendment, suspension or termination shall not, without a Participant’s consent, adversely affect such Participant’s rights in respect of a previously-made Award, unless approved by a majority in interest of the Class B Unit holders. Nothing in the Plan or any Grant Agreement shall restrict the ability of the Board to amend the LLC Agreement in accordance with its terms.

6.2 Section 83(b).

(a) In the case of a grant of an Award to a Participant who is not Management Holdco, unless otherwise determined by the Board in its sole discretion, each Participant who is granted an Award under the Plan shall be required to make a timely election under Section 83(b) of the Code with respect to the Class B Units subject to such Award, and the grant of such Award shall be conditioned on the Participant timely making such election.

(b) In the case of a grant of an Underlying Award to Management Holdco, unless otherwise determined by the Board in its sole discretion, Management Holdco (in respect of the Class B Units granted under this Plan) and the applicable employee, independent director and/or other service provider of the Company and/or its Subsidiaries (in respect of the Management Holdco Class B Units granted under the Management Holdco Plan), in each case, shall be required to make a timely election under Section 83(b) of the Code with respect to the Class B Units and Management Holdco Incentives Units, as applicable, and the grant of such Class B Units and Management Holdco Incentives Units, as applicable, shall be conditioned on timely making such election.

6.3 Applicable Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

6.4 Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to Participants and is intended to qualify for an exemption from the registration requirements under the Securities Act and any other applicable state securities laws pursuant to Rule 701 under the Securities Act or any other applicable exemption (collectively, the “Exemption”); however, the Company makes no representation or warranty that the Exemption applies to the Awards, and in no event shall the Board, the Company or any Affiliate of the Company (or their employees, agents, officers, managers, managers, successors or assigns) be liable to any Participant (other than to effect rescission or similar rights that may arise under applicable securities laws) for any failure to comply with such Exemption. The Company may impose any restrictions or terms on any Awards or Class B Units granted pursuant to Awards, and may require Participants to make such representations, as the Company determines to be necessary to comply with the Exemption. To the extent permitted by applicable law, the Plan and any Awards awarded hereunder shall be deemed amended to the extent necessary to conform to the Exemption and, to the extent approved by the Board, any other applicable laws, rules and regulations.

6.5 Section 409A Compliance. It is the intention of the Company and the Board that Awards granted under the Plan not be subject to the provisions of Section 409A of the Code. To the extent an Award granted under the Plan is determined to be subject to the provisions of Section 409A of the Code, it is intended that the terms of the LLC Agreement, the Plan and the Grant Agreement applicable to such Award comply with Section 409A and they shall be interpreted in a manner consistent with such intent. Notwithstanding the foregoing, the Company makes no representation or warranty that the Awards will not be subject to (or will comply with) Section 409A of the Code, and in no event shall the Board, the Company or any Affiliate of the Company (or their employees, agents, officers, directors, managers, successors or assigns) be liable to any Participant for any failure to comply with Section 409A or an applicable exemption thereunder.

6.6 No Guarantees Regarding Tax Treatment; No Tax Minimization Obligation. Neither the Board nor the Company make any guarantees to any person regarding the tax treatment of any Award or payments made with respect to any Award. Neither the Board nor the Company have any duty or obligation to minimize the tax consequences of any Award, including, without limitation, tax consequences that may result from changes to applicable law and none of the Board, the Company, any Subsidiaries or Affiliates of the Company, or any of their employees or representatives shall have any liability to any person with respect to such tax consequences.

6.7 Withholding. A Participant may be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any payment due under any Award, the amount (in cash or, at the election of the Company, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of such payment and to take such other action as may be necessary in the good faith opinion of the Board to satisfy all obligations for the payment of withholding taxes.

6.8 Severability. If any provision of the Plan or any award made hereunder is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or award, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the award, such provision shall be stricken as to such jurisdiction, Person or award and the remainder of the Plan and any such award shall remain in full force and effect.

6.9 No Service Contract. Nothing in the Plan or in any Grant Agreement hereunder shall confer upon any Participant any right to continue in the employment or service of the Company or any of its Affiliates, or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which rights are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Participant and the Company or any of its Affiliates.

6.10 Conflict between the Plan and the LLC Agreement. The Plan is subject to the LLC Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the LLC Agreement, the applicable term and provision of the LLC Agreement will govern and prevail.

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